UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549




                             FORM 8-K

       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                  SECURITIES EXCHANGE ACT OF 1934




          Date of Earliest Event Reported: April 19, 2001
                    Commission File No. 1-8968




                  ANADARKO PETROLEUM CORPORATION
        17001 Northchase Drive, Houston, Texas  77060-2141
                          (281) 875-1101



  Incorporated in the                     Employer Identification
     State of Delaware                      No. 76-0146568



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Item 5.  Other Events

On April 19, 2001, Anadarko Petroleum Corporation announced that a Canadian subsidiary sold $1.3 billion in 10- and 30-year notes as part of the Company's financial restructuring plan following the Berkley Petroleum Corporation acquisition last month. In addition to the sale of the notes, the restructuring plan includes an exchange of securities and a $150 million reduction of debt.

The sale was made up of $400 million of 6.75% coupon 10-year notes priced at 149 basis points over Treasuries to yield 6.775%, and $900 million of 7.50% coupon 30-year notes priced at 169 basis points over Treasuries to yield 7.577%. The notes are unconditionally guaranteed by Anadarko Petroleum Corporation.




Item 7(c).  Exhibits

99   Anadarko Petroleum Corporation Press Release, dated
    April 19, 2001





















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                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.


                  ANADARKO PETROLEUM CORPORATION




April 20, 2001        By:         [MICHAEL E. ROSE]

                       (Michael E. Rose, Executive Vice President,
                            Finance and Chief Financial Officer)